UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

In accordance with the Current Report on Form 8-K previously filed on January 12, 2016 by Rhino Resource Partners LP (OTCQB: RHNO) (the “Partnership”), on January 21, 2016, Royal Energy Resources, Inc. (OTCQB: ROYE) (“Royal”) and Wexford Capital LP (“Wexford”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Royal acquired 6,769,112 issued and outstanding common units representing limited partner interests of the Partnership previously owned by Wexford. The Purchase Agreement also includes the committed acquisition by Royal, at a later date within 60 days from the date of the Purchase Agreement, of all of the issued and outstanding membership interests of Rhino GP LLC, the general partner of the Partnership, as well as 9,455,252 issued and outstanding subordinated units representing limited partner interests of the Partnership currently owned by Wexford. Once Royal has completed the acquisition of the Rhino GP LLC membership interests and the issued and outstanding subordinated units of the Partnership from Wexford, Royal will obtain majority ownership interest and control of the Partnership.

ITEM 7.01 Regulation FD Disclosure.

The Partnership issued a press release on January 21, 2016 announcing the execution of the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP
By: Rhino GP LLC,
Its General Partner

Dated: January 26, 2016	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1	Press release dated January 21, 2016